1/3/97

                                                        Exhibit 5


                        HUNTON & WILLIAMS
                      951 EAST BYRD STREET
                       RICHMOND, VA  23219


                         January 3, 1997


Board of Directors
Crestar Financial Corporation
919 East Main Street
Richmond, Virginia  23219


               Registration Statement on Form S-8
                        Citizens Bancorp


Ladies and Gentlemen:

     We are acting as counsel for Crestar Financial Corporation (the "Company") in connection with the registration under the Securities Act of 1933 of 560,000 shares of its common stock (the "Common Stock"). The transaction in which the Common Stock will be issued is described in the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission and relates to Crestar shares issuable upon exercise of stock options to acquire Common Stock granted to individuals who surrendered options to acquire Citizens Bancorp common stock. In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

     We are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The Common Stock has been duly authorized and, when the shares have been issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Proxy Statement/Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                   Very truly yours,

                                   HUNTON & WILLIAMS